                                                                      EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Strategic Dividend Fund:


We consent to the use in Post-Effective Amendment No. 10 to Registration Statement No. 33-14517 of our report dated September 4, 1996 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



/s/ Deloitte & Touche LLP


Deloitte & Touche LLP

Princeton, New Jersey

November 25, 1996